Exhibit 99.1

For further information contact:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100
FOR IMMEDIATE RELEASE

PrivateBancorp, Inc. (Nasdaq:PVTB)

Increases quarterly cash dividend by 25 percent

Chicago, February 26, 2007 --- PrivateBancorp, Inc. announced that its board of directors declared a quarterly cash dividend of $0.075 per share payable on March 30, 2007 to stockholders of record on March 16, 2007.

This dividend represents an increase of $0.015 per share, or 25%, from the prior quarterly dividend of $0.06 per share.